VANGUARD FUNDS
                               MULTIPLE CLASS PLAN


I. INTRODUCTION

     This Multiple Class Plan (the "Plan") describes four separate classes of shares that may be offered by investment company members of The Vanguard Group (collectively the "Funds," individually a "Fund"). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

     The Plan has been approved by the Board of Directors of The Vanguard Group ("Vanguard"). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.

II. SHARE CLASSES

     A Fund may offer any one or more of the following share classes:

                                Investor Shares
                                Admiral Shares
                                Institutional Shares
                                VIPER Shares

If a Fund has not previously issued separate classes of shares, all of its currently outstanding shares will be designated as Investor Shares. Currently outstanding shares of other Funds will continue to be designated as Investor Shares or Institutional Shares, as appropriate.

III. DISTRIBUTION AND ELIGIBILITY

     Distribution arrangements will be the same for all classes, although eligibility requirements for purchasing shares of each class will differ, as follows:

          A. INVESTOR SHARES

          Investor  Shares will be available to investors  who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of the Fund's shares.

          B. ADMIRAL SHARES

          Admiral Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may take into account: (i) the amount of an investment in the Fund; (ii) the length of time that a Fund account has been maintained; (iii) whether the investor has registered for on-line access to the Fund account through Vanguard's web site; or (iv) any other factors deemed appropriate by a Fund's Board of Trustees.

          C. INSTITUTIONAL SHARES

          Institutional Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Shares will be substantially higher than the amount required for any other class of the Fund's shares.

          D. VIPER SHARES

          VIPER Shares will be available to investors that are (or who purchase through) Authorized DTC Participants, and who pay for their VIPER shares by depositing a prescribed basket of securities rather than paying cash. An Authorized DTC Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund's distributor.

IV. SERVICE ARRANGEMENTS

     All share classes will receive a range of services provided by Vanguard on a per account basis. These "account-based" services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

          A. INVESTOR SHARES

          Investor Shares will receive the most basic level of service from Vanguard. In general, Investor Shares will be serviced through a pool of Vanguard client service representatives. Investor Shares held through an employee benefit plan may receive VISTA recordkeeping and participant education services from Vanguard.

          B. ADMIRAL SHARES

          Admiral Shares will receive a higher level of service from Vanguard as compared to Investor Shares. Special client service representatives will be assigned to service Admiral Shares, and holders of such shares from time to time may receive special mailings from Vanguard and unique additional services.

          Admiral Shares are not eligible to receive VISTA recordkeeping or participant education services.

          C. INSTITUTIONAL SHARES

          Institutional Shares will receive the highest level of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional Shares, and most holders of such shares periodically will receive special updates from Vanguard's investment staff. Holders of Institutional Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors.

          Institutional Shares generally are not eligible to receive VISTA recordkeeping or participant education services.

          D. VIPER SHARES

          A Fund is expected to maintain only one shareholder of record for VIPER Shares--DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, VIPER Shares will not receive any special updates from Vanguard's investment staff.

          VIPER Shares are not eligible to receive VISTA recordkeeping or participant education services.

V. CONVERSION FEATURES

          A. VOLUNTARY CONVERSIONS

               1.  CONVERSION  INTO  INVESTOR  SHARES.  An investor  may convert
          Admiral Shares or Institutional Shares into Investor Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Investor Shares; and (ii) receives services consistent with Investor Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

               2.  CONVERSION  INTO  ADMIRAL  SHARES.  An  investor  may convert
          Investor Shares or Institutional Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

               3. CONVERSION INTO INSTITUTIONAL SHARES. An investor may convert Investor Shares or Admiral Shares into Institutional Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Shares; and (ii) receives services consistent with Institutional
          Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

               4. CONVERSION INTO VIPER SHARES. An investor may convert Investor Shares, Admiral Shares, or Institutional Shares into VIPER Shares (if available), provided that: (i) the shares to be converted are not held through an employee benefit plan; and (ii) following the conversion, the investor will hold VIPER Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions.

          B. INVOLUNTARY CONVERSIONS AND CASH OUTS

               1. CASH OUTS. If an investor in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the investor's remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund's normal redemption fees, if any.

               2. CONVERSION OF ADMIRAL SHARES. If an investor no longer meets the eligibility requirements for Admiral Shares, the Fund may convert the investor's Admiral Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

               3. CONVERSION OF INSTITUTIONAL SHARES. If an investor no longer meets the eligibility requirements for Institutional Shares, the Fund may convert the investor's Institutional Shares into Admiral Shares (or into Investor Shares if the investor does not meet the eligibility requirements for Admiral Shares). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

VI. EXPENSE ALLOCATION AMONG CLASSES

     A. BACKGROUND

          Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services. Vanguard also may provide investment advisory services on an at-cost basis to the Funds. Vanguard was established and operates pursuant to a Funds' Service Agreement between itself and the Funds (the "Agreement"), and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission ("Exemptive Orders"). Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.

     B. CLASS SPECIFIC EXPENSES

               1. EXPENSES FOR ACCOUNT-BASED SERVICES. Expenses associated with Vanguard's provision of account-based services to the Fund will be allocated among the share classes on the basis of the amount incurred by each such class as follows:

                    (a) ACCOUNT MAINTENANCE  EXPENSES.  Expenses associated with the maintenance of investor accounts will be proportionately allocated among the Fund's share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by Vanguard for each class; and (iii) the percentage of new accounts opened for each class.

                    (b) EXPENSES OF SPECIAL SERVICING ARRANGEMENTS. Expenses relating to any special servicing arrangements for a specific class will be allocated entirely to that class.

                    (c) LITERATURE PRODUCTION AND MAILING EXPENSES. Expenses associated with shareholder reports, proxy materials and other literature will be allocated among the Fund's share classes based upon the number of such items produced and mailed for each class.

               2. OTHER CLASS SPECIFIC EXPENSES. Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

     C. FUND-WIDE EXPENSES

               1. MARKETING AND DISTRIBUTION EXPENSES. Expenses associated with Vanguard's marketing and distribution activities will be allocated among the Funds and their separate share classes according to the "Vanguard Modified Formula," with each share class treated as if it were a separate Fund. The Vanguard Modified Formula, which is set forth in the Agreement and in certain of the SEC Exemptive Orders, has been deemed an appropriate allocation methodology by each Fund's Board of Trustees under paragraph (c)(1)(v) of Rule 18f-3 under the Investment Company Act of 1940.

               2. ASSET MANAGEMENT EXPENSES. Expenses associated with management of a Fund's assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund's share classes on the basis of their relative net assets.

               3. OTHER FUND EXPENSES. Any other Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.

VII. ALLOCATION OF INCOME, GAINS AND LOSSES

     Income, gains and losses will be allocated among the Fund's share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VIII.    VOTING AND OTHER RIGHTS

     Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

II. AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.



Original Board Approval: August 2000
Last Approved by Board: July 25, 2003

                                                                UPDATED: 06/2004
                                   SCHEDULE A
                                       TO
                       VANGUARD FUNDS MULTIPLE CLASS PLAN

NOTE: This Schedule reflects multiple class arrangements approved by the Boards of Directors/Trustees of Vanguard and the Vanguard Funds on July 21, 2000, as further amended on November 17, 2000, March 28, 2003, July 25, 2003, and June 30, 2004 (as previously approved on September 18, 2003). Classes not yet in existence will be implemented in the normal course of business.


--------------------------------------------------------------------------------
VANGUARD FUND                                 SHARE CLASSES AUTHORIZED
--------------------------------------------------------------------------------
VANGUARD ADMIRAL FUNDS
o    Money Market Treasury Fund               Investor

VANGUARD BALANCED INDEX FUND                  Investor, Admiral, Institutional

VANGUARD BOND INDEX FUNDs
o    Short-Term Bond Index Fund               Investor, Admiral
o    Intermediate-Term Bond Index Fund        Investor, Admiral
o    Long-Term Bond Index Fund Investor
o    Total Bond Market Index Fund             Investor, Admiral, Institutional

VANGUARD CALIFORNIA TAX-EXEMPT FUNDS
o    Tax-Exempt Money Market Fund             Investor
o    Intermediate-Term Tax-Exempt Fund        Investor, Admiral
o    Long-Term Tax-Exempt Fund                Investor, Admiral

VANGUARD CONVERTIBLE SECURITIES FUND          Investor

VANGUARD EXPLORER FUND                        Investor, Admiral

VANGUARD FENWAY FUNDS
o    Equity Income Fund                       Investor, Admiral
o    Growth Equity Fund                       Investor, Admiral

VANGUARD FIXED INCOME SECURITIES FUNDS
o    Short-Term Treasury Fund                 Investor, Admiral
o    Short-Term Federal Fund                  Investor, Admiral
o    Short-Term Corporate Fund                Investor, Admiral, Institutional
o    Intermediate-Term Treasury Fund          Investor, Admiral
o    Intermediate-Term Corporate Fund         Investor, Admiral
o    GNMA Fund                                Investor, Admiral
o    Long-Term Treasury Fund                  Investor, Admiral
o    Long-Term Corporate Fund                 Investor, Admiral
o    High Yield Corporate Fund                Investor, Admiral, Institutional
o    Inflation-Protected Securities Fund      Investor

-------------------------------------------------------------------------------------
VANGUARD FUND                                 SHARE CLASSES AUTHORIZED
-------------------------------------------------------------------------------------
VANGUARD FLORIDA TAX-EXEMPT FUND              Investor, Admiral

VANGUARD HORIZON FUNDS
o    Capital Opportunity Fund                 Investor, Admiral
o    Global Equity Fund                       Investor
o    Strategic Equity Fund                    Investor

VANGUARD INDEX FUNDS
o    500 Index Fund                           Investor, Admiral, VIPER
o    Extended Market Index Fund               Investor, Admiral, Institutional, VIPER
o    Growth Index Fund                        Investor, Admiral, Institutional, VIPER
o    Large-Cap Index Fund                     Investor, Admiral, Institutional, VIPER
o    Mid-Cap Index Fund                       Investor, Admiral, Institutional, VIPER
o    Small-Cap Growth Index Fund              Investor, Institutional, VIPER
o    Small-Cap Index Fund                     Investor, Admiral, Institutional, VIPER
o    Small-Cap Value Index Fund               Investor, Institutional, VIPER
o    Total Stock Market Index Fund            Investor, Admiral, Institutional, VIPER
o    Value Index Fund                         Investor, Admiral, Institutional, VIPER

VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
o    Emerging Markets Stock Index Fund        Investor, Admiral, Institutional, VIPER
o    European Stock Index Fund                Investor, Admiral, Institutional, VIPER
o    Pacific Stock Index Fund                 Investor, Admiral, Institutional, VIPER

VANGUARD MALVERN FUNDS
o    Asset Allocation Fund                    Investor, Admiral
o    Capital Value Fund                       Investor
o    U.S. Value Fund                          Investor

VANGUARD MASSACHUSETTS TAX-EXEMPT FUND        Investor

VANGUARD MONEY MARKET RESERVES
o    Prime Money Market Fund                  Investor, Institutional
o    Federal Money Market Fund                Investor

VANGUARD MORGAN GROWTH FUND                   Investor, Admiral

VANGUARD MUNICIPAL BOND FUNDS
o    Tax-Exempt Money Market Fund Investor
o    Short-Term Tax-Exempt Fund               Investor, Admiral
o    Limited-Term Tax-Exempt Fund             Investor, Admiral
o    Intermediate-Term Tax-Exempt Fund        Investor, Admiral
o    Insured Long-Term Tax-Exempt Fund        Investor, Admiral
o    Long-Term Tax-Exempt Fund                Investor, Admiral
o    High Yield Tax-Exempt Fund               Investor, Admiral

--------------------------------------------------------------------------------
VANGUARD FUND                                 SHARE CLASSES AUTHORIZED
--------------------------------------------------------------------------------
VANGUARD NEW JERSEY TAX-EXEMPT FUNDS
o    Tax-Exempt Money Market Fund             Investor
o    Long-Term Tax-Exempt Fund                Investor, Admiral

VANGUARD NEW YORK TAX-EXEMPT FUNDS
o    Tax-Exempt Money Market Fund             Investor
o    Long-Term Tax-Exempt Fund                Investor, Admiral

VANGUARD OHIO TAX-EXEMPT FUNDS
o    Tax-Exempt Money Market Fund             Investor
o    Long-Term Tax-Exempt Fund                Investor

VANGUARD PENNSYLVANIA TAX-EXEMPT FUNDS
o    Tax-Exempt Money Market Fund             Investor
o    Long-Term Tax-Exempt Fund                Investor, Admiral

VANGUARD PRIMECAP FUND                        Investor, Admiral

VANGUARD QUANTITATIVE FUNDS
o    Growth and Income Fund                   Investor, Admiral

VANGUARD SPECIALIZED FUNDS
o    Energy Fund                              Investor, Admiral
o    Precious Metals Fund                     Investor
o    Health Care Fund                         Investor, Admiral
o    Utilities Income Fund                    Investor
o    REIT Index Fund                          Investor, Admiral, VIPER

VANGUARD TAX-MANAGED FUNDS
o    Tax-Managed Balanced Fund Investor
o    Tax-Managed Capital Appreciation Fund    Investor, Admiral, Institutional
o    Tax-Managed Growth and Income Fund       Investor, Admiral, Institutional
o    Tax-Managed International Fund           Investor, Institutional
o    Tax-Managed Small-Cap Fund               Investor, Institutional

VANGUARD TREASURY FUNDS
o    Treasury Money Market Fund               Investor

VANGUARD TRUSTEES' EQUITY FUND
o    International Value Fund                 Investor, Admiral

VANGUARD WELLESLEY INCOME FUND                Investor, Admiral

VANGUARD WELLINGTON FUND                      Investor, Admiral

--------------------------------------------------------------------------------
VANGUARD FUND                                 SHARE CLASSES AUTHORIZED
--------------------------------------------------------------------------------

VANGUARD WHITEHALL FUNDS
o    Selected Value Fund                      Investor
o    Mid-Cap Growth Fund                      Investor
o    International Explorer Fund              Investor

VANGUARD WINDSOR FUNDS
o    Windsor Fund                             Investor, Admiral
o    Windsor II                               Investor, Admiral

VANGUARD WORLD FUNDS
o    U.S. Growth Fund                         Investor, Admiral
o    International Growth Fund                Investor, Admiral
o    Calvert Social Index Fund                Investor, Institutional, VIPER
o    Consumer Discretionary Index Fund        Admiral, VIPER
o    Consumer Staples Index Fund              Admiral, VIPER
o    Energy Index Fund                        Admiral, VIPER
o    Financial Index Fund                     Admiral, VIPER
o    Health Care Index Fund                   Admiral, VIPER
o    Industrial Index Fund                    Admiral, VIPER
o    Information Technology Index Fund        Admiral, VIPER
o    Materials Index Fund                     Admiral, VIPER
o    Telecommunication Services Index Fund    Admiral, VIPER
o    Utilities Index Fund                     Admiral, VIPER

VANGUARD VARIABLE INSURANCE FUNDS
o    Balanced Portfolio                       Investor
o    Diversified Value Portfolio              Investor
o    Equity Income Portfolio                  Investor
o    Equity Index Portfolio                   Investor
o    Growth Portfolio                         Investor
o    High-Grade Bond Portfolio                Investor
o    High Yield Bond Portfolio                Investor
o    International Portfolio                  Investor
o    Mid-Cap Index Portfolio                  Investor
o    Money Market Portfolio                   Investor
o    REIT Index Portfolio                     Investor
o    Short-Term Corporate Portfolio           Investor
o    Small Company Growth Portfolio           Investor
o    Capital Growth Portfolio                 Investor
o    Total Stock Market Index Portfolio       Investor


6/30/2004

                                                        UPDATED:   JULY 17, 2003

                                   SCHEDULE B
                                       TO
                       VANGUARD FUNDS MULTIPLE CLASS PLAN

NOTE: This Schedule reflects class eligibility requirements approved by the Boards of Directors/Trustees of Vanguard and the Vanguard Funds on July 21, 2000, as further amended on November 17, 2000, September 20, 2001, January 18, 2002, and July 17, 2003.

INVESTOR SHARES - ELIGIBILITY REQUIREMENTS

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000 ($1,000 for IRAs and UGMA accounts). Particular Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Investor Shares.

ADMIRAL SHARES - ELIGIBILITY REQUIREMENTS

Admiral Shares require a minimum initial investment and ongoing account balance of $250,000, subject to the following exceptions:

     o TENURE EXCEPTION - The minimum amount for Admiral Shares is $150,000 if the investor has maintained an account in the applicable Fund for 3 years and $50,000 if the investor has maintained an account in the applicable Fund for 10 years, subject to administrative policies developed by Vanguard to exclude costly accounts. For these purposes, a Fund may, in appropriate cases, count periods during which an investor maintained an account in the Fund through a financial intermediary. To take advantage of the tenure exception, an investor must be registered for on-line access to their Fund account through vanguard.com or transact with Vanguard on a similarly cost-effective basis.

     o FINANCIAL INTERMEDIARY EXCEPTION -Admiral Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Admiral Shares in an omnibus account if:

               (1) each underlying investor in the omnibus account individually meets the $250,000 minimum amount or the tenure exception described above; and

               (2)  a sub-accounting  arrangement for the omnibus account allows
                    Vanguard   to   monitor    compliance    with    eligibility
                    requirements.


     o VISTA EXCEPTION - Admiral Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping.

     o RETIREMENT PLANS EXCEPTION - Admiral Shares are not available to 403(b)(7) custodial accounts, SIMPLE IRAs, and other Vanguard Retirement Plans receiving special administrative services from Vanguard.

     o ASSET ALLOCATION FUND EXCEPTION -- Admiral Shares of Asset Allocation Fund are not available to Vanguard's Institutional Investment Only
          (IIO) clients.

     o INSTITUTIONAL EXCEPTION-- Vanguard Institutional clients may meet the $250,000 minimum amount by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of such accounts must be at least $1 million. For purposes of this exception, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of Institutional clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The Institutional exception does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to omnibus accounts maintained by financial intermediaries.

INSTITUTIONAL SHARES - ELIGIBILITY REQUIREMENTS

Institutional Shares require a minimum initial investment and ongoing account balance of $10,000,000, subject to the following exceptions:

     o VANGUARD SHORT-TERM CORPORATE FUND - $50,000,000 minimum amount for Institutional Shares

     o FINANCIAL INTERMEDIARY EXCEPTION - Institutional Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors.

     o VISTA EXCEPTION - Institutional Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping. However, Vanguard may determine to waive this rule for investors whose aggregate assets with the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

     o INSTITUTIONAL EXCEPTION-- Vanguard Institutional clients may meet the $10 million minimum ($50 million for Short-Term Corporate Fund) by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of such accounts must be at least $10 million. For purposes of this exception, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of Institutional clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The Institutional exception does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to omnibus accounts maintained by financial intermediaries.

VIPER SHARES - ELIGIBILITY REQUIREMENTS

The eligibility requirements for VIPER Shares will be set forth in the Fund's Registration Statement. To be eligible to purchase VIPER Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing VIPER Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of VIPER Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund's VIPER Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

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